Exhibit 99.1

[PRICESMART LOGO]

PriceSmart Announces November Sales

SAN DIEGO, December 9, 2003 — PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced that net sales decreased 11.8% to $51.8 million for the month of November 2003 from $58.7 million a year earlier. For the fiscal quarter and year-to-date ended November 30, 2003, net sales decreased 10.2% to $144.2 million from $160.6 million last year. Excluding discontinued Philippine telephone card sales of $3.0 million in November and $4.8 million year-to-date from the prior year, sales decreased 7.0% in November and decreased 7.4% year-to-date. There were 26 warehouses in operation at the end of November 2003 (excluding three unconsolidated warehouses in Mexico, that were opened in fiscal 2003, and are owned through a 50/50 joint venture) compared to 26 at the end of November last year.

For the five weeks ended November 30, 2003, comparable warehouse sales for stores open at least 12 full months decreased 8.2% compared to the same five-week period last year. Excluding prior year Philippine telephone card sales, comparable warehouse sales decreased 7.7%. For the thirteen weeks ended November 30, 2003, comparable warehouse sales for stores open at least 12 full months decreased 9.9%, and decreased 8.4% excluding Philippine telephone card sales.

Net warehouse sales increased 4.8% to $638.5 million in fiscal 2003 from $609.0 million in fiscal 2002. Excluding $23.9 million in wholesale telephone card sales in the Philippines (which began in September of 2002 and were discontinued in May 2003) net warehouse sales increased 0.9% to $614.6 million in fiscal 2003 from $609.0 million in fiscal 2002.

Management believes net sales, excluding Philippine telephone card sales, provides a better measure of ongoing operations and a more meaningful comparison of past and present operating results than total net sales because the phone card sales were made only for a limited time (which began in September 2002 and were discontinued in May 2003), and fell outside of the Company’s core business of operating international membership warehouse stores.

PriceSmart, headquartered in San Diego, is a volume-driven, membership merchandise and services provider, delivering quality, value and low prices to the rapidly emerging consumer class in Latin America, the Caribbean and Asia. PriceSmart now operates 29 warehouse clubs in 13 countries and two U.S. territories (four in Panama; three each in Costa Rica, Mexico, and the Philippines; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Guam, Jamaica, Nicaragua and the United States Virgin Islands). PriceSmart also licenses 13 warehouses in China and one in Saipan, Micronesia.

The comparative data set forth above is based upon preliminary restated net sales for September, October and November, 2002.

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This press release may contain forward-looking statements that are subject to risks and uncertainties that might cause actual results to differ materially from those foreseen. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to: our financial performance is dependent on international operations; any failure by us to manage our growth could adversely affect our business; we face significant competition; we may encounter difficulties in the shipment of goods to our warehouses; the success of our business requires effective assistance from local business people with whom we have established strategic relationships; we are exposed to weather and other risks associated with our operations in Latin America, the Caribbean and Asia; declines in the economies of the countries in which we operate our warehouse stores would harm our business; substantial control of the Company’s voting stock by a few of the Company’s stockholders may make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm our business; we face the risk of exposure to product liability claims, a product recall and adverse publicity; we are subject to volatility in foreign currency exchange; and a determination that the Company’s goodwill and intangible assets have been impaired as a result of a test under Statement of Financial Accounting Standards (“SFAS”) No. 142 could adversely affect the Company’s future results of operations and financial position; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 29, 2002. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. Certain prior period amounts have been reclassified to conform to current period presentation. For further information, please contact Robert E. Price, Chairman of the Board and Interim President & Chief Executive Officer, (858) 551-2336.

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